UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Reader’s Digest Association, Inc.

(Name of Registrant as Specified In Its Charter)

Ripplewood Holdings L.L.C.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

:	No fee required.

9	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1) Title of each class of securities to which transaction applies:

 2) Aggregate number of securities to which transaction applies:

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

9	Fee paid previously with preliminary materials.

9
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:

 2) Form, Schedule or Registration Statement No.:

 3) Filing Party:

4) Date Filed:

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader's Digest Association, Inc. and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, the failure to obtain financing or the failure to satisfy other conditions to the merger, including anti-trust clearance; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other factors described in The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Ripplewood Holdings L.L.C.'s or The Reader's Digest Association, Inc.'s ability to control or predict. Ripplewood Holdings L.L.C. and The Reader's Digest Association, Inc. undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise, except to the extent required by law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, The Reader's Digest Association, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and security holders of Reader's Digest are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders of Reader's Digest may obtain a free copy of the proxy statement (when available) and other documents filed by The Reader's Digest Association, Inc. at the Securities and Exchange Commission's web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from The Reader's Digest Association, Inc. by directing such request to Dawn LaMorte at (914) 244-5218.
The Reader's Digest Association, Inc. and its directors, executive officers and other members of its management and employees and Ripplewood Holdings L.L.C. may be deemed to be participants in the solicitation of proxies from the stockholders of The Reader's Digest Association, Inc. in connection with the proposed merger. Information concerning the interests of The Reader's Digest Association, Inc.'s participants in the solicitation is set forth in The Reader's Digest Association, Inc.'s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and will be set forth in the proxy statement related to the merger when it becomes available.